Exhibit 99.10

Senior Leadership Notes for ELT October 7/8, 2018

To: Executive Leadership Team

From: Tom Burke

•	What has / will occur tomorrow? Earlier today, we entered into a definitive agreement to combine Rowan and Ensco in a merger of equals.

▪	This combination is not a sale of Rowan, but rather truly a combination of equals, with a combination of leadership from both companies.

▪	I (Tom Burke) will lead the management team as CEO and President, while Ensco’s current CFO, Jon Baksht will serve as CFO for the combined company. The remainder of the senior management team will be split between the two companies.

•	Ensco’s current CEO will become the Executive Chairman of the Board.

▪	Our shareholders will receive stock in the combined entity at a 2.215 exchange ratio, which represents the stock prices on last Friday’s close.

•	Why have we entered into this agreement?

We believe the combination will create more value for our shareholders and other stakeholders than a standalone Rowan. Our analysis was compelling, and the view of the board was unanimous in their support for the combination.

•	What does the combination do for Rowan?

The industrial logic of the combination is strong. The combination provides Rowan with meaningful scale in the ultra-deepwater, broader exposure for jack-ups, access to several new geographic regions, substantial revenue backlog and many additional strong customer relationships.

•	Why now?

With the reduction in crude oil prices and our customers’ capital spending since 2014, cash flow for both Rowan, Ensco, and the entire industry has deteriorated dramatically. While we see a recovery coming, the outlook is still highly challenging. While we have pulled several levers to improve our cost structure, economies of scale will allow us to be more competitive.

•	When is the combination expected to close? We expect the transaction could close as early as the first half of 2019, although it could close later in 2019.

•	What’s next?

▪	The transaction is subject to several closing conditions, including shareholder votes for both companies and various regulatory approvals. We need to continue to operate completely independently until those conditions are met and we close the transaction.

▪	You should continue to conduct business as usual and keep your team focused on their normal day-to-day jobs.

▪	Many of you will be involved in integration planning, although we have not turned our attention to this yet. You will need to wait for further instructions in this area.

•	What will happen on Monday October 8?

▪	We are publishing a joint press release announcing our intent to combine at 5:50 a.m CDT.

▪	Shortly thereafter, we will send a letter to employees describing the announcement and we will also publish a list of FAQs.

▪	We will host a joint conference call with the Ensco management team for the investment community at 7:30 am CDT.

▪	We will host a conference call for our extended leadership team (as we do each quarter before our earnings call) at 10:30 am CDT.

▪	We will have a Town Hall meeting for employees in Houston at 1:00 pm CDT.

▪	Pete and Eric should make themselves available to meet with the UK and Norway offices Monday afternoon and Tuesday morning (UK/Norway time).

▪	Kelly will schedule a meeting and call with ARO Management to explain what has occurred.

▪	We will schedule employee conference calls for our regional offices and offshore employees Monday at 2:30 pm and Tuesday morning at 7:00 am CDT.

•	When can I communicate with my team about the combination?

▪	Once the public announcement is made, you should begin communicating with your team. Unfortunately, any significant combination understandably creates anxiety amongst the workforce. While we will not be able to answer every question employees will have, it is important to have empathy for the uncertainty that these sorts of transactions can create. After this meeting, we will provide you with a Senior Leader Toolkit to help prepare you for your discussions with your team.

▪	As decisions are made regarding the management team, office locations, or around integration of our companies generally, we are committed to communicating those decisions to our workforce as soon as possible.

▪	It is important to only answer the questions for which you have answers and not to speculate. Do not encourage or allow speculation in the employee base.

▪	It is also important to keep our employees focused on their jobs. While a certain amount of discussion and concern around the transaction is acceptable and appropriate, we all have a business to run. Be sure to refocus our employees on their jobs and delivering on their day-to-day responsibilities.

▪	Offshore employees and onshore rig related employees (such as rig managers and operations engineers) are unlikely to see a major change due to the proposed transaction

▪	There will be loss of jobs for the onshore workforce, especially where we have overlap with Ensco, either regionally or functionally.

o	We have created an employee Protection Plan. This Protection Plan will be explained by HR in the coming days.

•	What will happen to me?

▪	Decisions have not been made with respect to your role yet, but as mentioned, once these decisions have been made, we will communicate them.

Tomorrow will be an exciting but also a challenging day. It will be important for all of us to balance our enthusiasm for the combination, which should be evident, with our empathy for our team in the uncertainty that it creates. Visible leadership is key.

Again, please do not speculate and there is no need to adlib when you get tough questions. Please feel to reach out to me, Jason Anderson, Fred Brooks, Stephen Butz, Mark Mai or Alan Quintero with any questions.

Forward-Looking Statements

Statements included in this document regarding the proposed transaction, benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to discounted cash flows, revenue growth, future dividend levels, credit ratings or other attributes of Ensco plc (“Ensco”) following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)). Forward-looking statements include words or phrases such as “anticipate,’ “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Rowan Companies plc (“Rowan”), delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both Ensco and Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Ensco and Rowan will file a joint proxy statement on Schedule 14A with the SEC. To the extent Ensco effects the proposed transaction as a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the UK Companies Act of 2006, as amended, the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines, with Rowan’s consent, to structure the transaction as an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, Ensco will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement and any registration statement/prospectus, as applicable, will be sent to security holders of Rowan in connection with Rowan’s shareholder meetings. Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Rowan with the SEC from the SEC's website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800. Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in the Solicitation

Rowan and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its security holders with respect to the transaction. Information about these persons is set forth in Rowan’s proxy statement relating to its 2018 General Meeting of Shareholders, as filed with the SEC on April 3, 2018 and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Rowan’s' security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Rowan is incorporated under the laws of England and Wales. In addition, some officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Rowan or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Rowan or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

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